© 2024 SEI® 1 Investor Contact: Media Contact: Brad Burke Leslie Wojcik SEI SEI +1 610-676-5350 +1 610-676-4191 bburke2@seic.com lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Declares Dividend of $0.49 per Share OAKS, Pa., Dec. 12, 2024 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on Dec. 12, 2024 declared a regular semi-annual dividend of $0.49 per share, an increase from the prior semi-annual dividend of $0.46. The cash dividend will be payable to shareholders of record on Dec. 27, 2024, with a payment date of Jan. 8, 2025. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to help drive growth, make confident decisions, and protect futures. As of Sept. 30, 2024, SEI manages, advises, or administers approximately $1.6 trillion in assets. For more information, visit seic.com. ### Press release.